Exhibit 4(b)

SCHEDULE A

Fund	Average Daily Net Assets	Advisory Fee Rate
BlackRock Advantage Large Cap Income ETF		0.35%

BlackRock Future Climate and Sustainable Economy ETF	First $1 billion	0.70%
	$1 billion - $3 billion	0.66%
	$3 billion - $5 billion	0.63%
	$5 billion - $10 billion	0.61%
	Greater than $10 billion	0.60%

BlackRock Future Financial and Technology ETF	First $1 billion	0.70%
	$1 billion - $3 billion	0.66%
	$3 billion - $5 billion	0.63%
	$5 billion - $10 billion	0.61%
	Greater than $10 billion	0.60%

BlackRock Future Health ETF	First $1 billion	0.85%
	$1 billion - $3 billion	0.80%
	$3 billion - $5 billion	0.77%
	$5 billion - $10 billion	0.74%
	Greater than $10 billion	0.72%

BlackRock Future Tech ETF	First $1 billion	0.88%
	$1 billion - $3 billion	0.83%
	$3 billion - $5 billion	0.79%
	$5 billion - $10 billion	0.77%
	Greater than $10 billion	0.75%

BlackRock Future U.S. Themes ETF	First $1 billion	0.60%
	$1 billion - $3 billion	0.56%
	$3 billion - $5 billion	0.54%
	$5 billion - $10 billion	0.52%
	Greater than $10 billion	0.51%

BlackRock Large Cap Core ETF	First $1 billion	0.38%
	$1 billion - $3 billion	0.36%
	$3 billion - $5 billion	0.34%
	$5 billion - $10 billion	0.33%
	Greater than $10 billion	0.32%

BlackRock Large Cap Value ETF	First $1 billion	0.55%
	$1 billion - $3 billion	0.51%
	$3 billion - $5 billion	0.48%
	$5 billion - $10 billion	0.46%
	Greater than $10 billion	0.45%

BlackRock U.S. Carbon Transition Readiness ETF	First $1 billion	0.30%
	$1 billion - $3 billion	0.28%
	$3 billion - $5 billion	0.27%
	$5 billion - $10 billion	0.26%
	Greater than $10 billion	0.25%

BlackRock U.S. Equity Factor Rotation ETF	First $1 billion	0.30%
	$1 billion - $3 billion	0.28%
	$3 billion - $5 billion	0.27%
	$5 billion - $10 billion	0.26%
	Greater than $10 billion	0.25%

BlackRock U.S. Industry Rotation ETF	First $1 billion	0.42%
	$1 billion - $3 billion	0.39%
	$3 billion - $5 billion	0.38%
	$5 billion - $10 billion	0.37%
	Greater than $10 billion	0.35%

BlackRock World ex U.S. Carbon Transition Readiness ETF	First $1 billion	0.35%
	$1 billion - $3 billion	0.33%
	$3 billion - $5 billion	0.32%
	$5 billion - $10 billion	0.30%
	Greater than $10 billion	0.29%

Amended March 21, 2024